Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On May 29, 2025, GATX Corporation, a New York corporation (“GATX” or the “Company”), entered into a definitive agreement to acquire approximately 105,000 railcars from Wells Fargo Bank, N.A. a national banking association, and its affiliates (“Wells Fargo”), for $4.4 billion through a newly formed joint venture with Brookfield Infrastructure Partners L.P. and its institutional partners (collectively, “Brookfield”). Initially, GATX’s ownership share in the joint venture (“GABX”) will be 30%, with Brookfield’s share at 70%. GATX holds annual call options to acquire up to 100% of GABX over time. A portion of the purchase price will be financed by GABX in the form of debt financing, which will be guaranteed by GATX. GATX will also directly purchase approximately 223 locomotives from Wells Fargo, and Brookfield will directly acquire Wells Fargo’s rail and locomotive finance lease portfolio (such transactions collectively, the "Transaction"). GATX will serve as manager of the railcars at GABX and the railcars and locomotives in the finance lease portfolio directly owned by Brookfield.

On September 16, 2025, GATX announced the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, in connection with the Transaction, which followed clearance from the European Commission under the EU merger regulation in August 2025. Additionally, the legal mandatory waiting period under the Canadian Competition Act expired on September 24, 2025 and, on October 9, 2025, the parties received a no-action letter from the Commissioner of Competition indicating that he does not intend to challenge the Transaction under the merger provisions of the Canadian Competition Act. Transaction approval is pending with additional regulatory agencies, following which the Transaction is anticipated to close in the first quarter of 2026 or sooner, subject to customary closing conditions; however, there can be no assurance as to when or whether all closing conditions will be satisfied and therefore there can be no assurance as to when the Transaction will be consummated or whether it will be consummated at all.

Although the Transaction described above and in Note 1. Description of the Transactions and Basis of Presentation is still subject to regulatory approval by multiple regulatory bodies, it is considered probable under Rule 3-05 of Regulation S-X, and the unaudited pro forma condensed combined financial statements (the “pro forma financial statements”) are presented herein in conjunction with GATX’s anticipated debt issuance under its shelf registration statement.

The pro forma financial statements combine the historical consolidated balance sheet and statement of income of GATX, and the historical combined balance sheet and income statement of Wells Fargo Rail, a carve out business of Wells Fargo, ("Wells Fargo Rail") after giving effect to the Transaction described in Note 1. Description of the Transactions and Basis of Presentation and the pro forma effects of the following items, as described in the notes to the pro forma financial statements:

•Preliminary adjustments to conform the financial statement presentation of Wells Fargo Rail to that of GATX.
•Application of the acquisition method of accounting under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805-50, Acquisition of Assets Rather Than a Business, where the purchase price will be allocated to the railcars and locomotives acquired from Wells Fargo Rail on a relative fair value basis.
•Application of the consolidation accounting under FASB ASC 810, Consolidations, where GABX will be consolidated in the GATX financial statements, and Brookfield’s share of ownership will be reflected as noncontrolling interest in the GATX consolidated balance sheet and consolidated statement of income. GABX will be consolidated by GATX, as GATX was determined to be the primary beneficiary of the entity in accordance with ASC 810, Consolidations.
•Impact of debt financing incurred by GABX to finance the transaction.
•Exclusion of certain balances and activity related to the finance lease portfolio that are included in the historical financial statements of Wells Fargo Rail but will be directly acquired by Brookfield.

The following pro forma financial statements and related notes are based on and should be read in conjunction with:

•The historical audited consolidated financial statements and the related notes of GATX, included in GATX’s Annual Report on Form 10-K as of and for the year ended December 31, 2024.
•The historical unaudited condensed consolidated financial statements and the related notes of GATX, included in GATX’s Quarterly Report on Form 10-Q as of and for the six months ended June 30, 2025.
•The historical audited combined financial statements and the related notes of Wells Fargo Rail as of and for the years ended December 31, 2024 and 2023, filed in Exhibit 99.1 on this Form 8-K.
•The historical unaudited condensed combined financial statements and the related notes of Wells Fargo Rail as of June 30, 2025 and for the six months ended June 30, 2025 and June 30, 2024, filed in Exhibit 99.2 on this Form 8-K.

The unaudited pro forma condensed combined balance sheet as of June 30, 2025 gives pro forma effect to the Transaction as if it had occurred on June 30, 2025. The unaudited pro forma condensed combined statements of income for the six months ended June 30, 2025 and for the year ended December 31, 2024 give pro forma effect to the Transaction as if it had occurred on January 1, 2024.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The pro forma financial statements are provided for informational purposes only. The pro forma financial statements are not necessarily, and should not be assumed to be, an indication of the actual results that would have been achieved had the Transaction been completed as of the dates indicated or that may be achieved in the future. The pro forma financial statements have been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”, using the assumptions set forth in the pro forma financial statements.

Due to the pro forma financial statements being prepared based on preliminary estimates of the net assets to be acquired and balances as of June 30, 2025, the final purchase price allocation and the resulting effect on financial position and results of operations may differ significantly from the pro forma amounts included herein. As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. Accordingly, actual adjustments may differ from the amounts reflected in the pro forma financial statements and the differences may be material. The pro forma financial statements do not include the realization of any cost savings from operating efficiencies which might occur as a result of the Transaction and management fees to be earned by GATX.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2025
(In millions)

	GATX Historical	WF Rail Historical Adjusted (Note 2)	Finance Leases Portfolio (Note 3)	Debt Financing Adjustments (Note 4)	Transaction Accounting Adjustments (Note 5)	Notes*	Pro Forma Combined
Assets
Cash and Cash Equivalents	$754.6	$17.2	$—	$3,250.0	$(3,633.8)	(a)(c)	$388.0
Restricted Cash	0.6	15.5	—	—	(15.5)	(c)	0.6
Receivables
Rent and other receivables	108.1	79.1	—	—	(20.5)	(c)	166.7
Finance leases (as lessor)	124.3	904.2	(904.2)	—	—		124.3
Leveraged leases	—	199.8	(199.8)	—	—		—
Less: allowance for losses	(5.9)	(5.2)	5.2	—	—		(5.9)
	226.5	1,177.9	(1,098.8)	—	(20.5)		285.1

Operating Assets and Facilities	15,053.2	6,694.2	—	—	(2,290.1)	(b)(f)	19,457.3
Less: allowance for depreciation	(4,125.8)	(2,319.5)	—	—	2,319.5	(b)	(4,125.8)
	10,927.4	4,374.7	—	—	29.4		15,331.5
Lease Assets (as lessee)
Right-of-use assets, net of accumulated depreciation	150.8	3.5	—	—	—		154.3
	150.8	3.5	—	—	—		154.3

Investments in Affiliated Companies	706.4	—	—	—	—		706.4
Goodwill	126.6	—	—	—	—		126.6
Other Assets	307.3	8.1	—	—	(4.3)	(c)(f)	311.1
Total Assets	$13,200.2	$5,596.9	$(1,098.8)	$3,250.0	$(3,644.7)		$17,303.6

Liabilities and Shareholders’ Equity
Accounts Payable and Accrued Expenses	$229.3	$29.4	$—	$—	$6.5	(c)(f)	$265.2
Debt
Borrowings under bank credit facilities	106.1	—	—	—	—		106.1
Recourse debt	8,741.3	—	—	3,250.0	—		11,991.3
Debt to Parent	—	2,675.5	—	—	(2,675.5)	(c)	—
	8,847.4	2,675.5	—	3,250.0	(2,675.5)		12,097.4
Lease Obligations (as lessee)
Operating leases	168.4	8.4	—	—	—		176.8
	168.4	8.4	—	—	—		176.8

Deferred Income Taxes	1,182.7	941.8	—	—	(941.8)	(c)	1,182.7
Other Liabilities	102.7	51.6	—	—	(0.4)	(c)	153.9
Total Liabilities	10,530.5	3,706.7	—	3,250.0	(3,611.2)		13,876.0
Shareholders’ Equity
Net parent investment	—	1,890.2	(1,098.8)	—	(791.4)	(d)	—
Common stock	42.8	—	—	—	—		42.8
Additional paid in capital	864.2	—	—	—	—		864.2
Retained Earnings	3,317.0	—	—	—	—		3,317.0
Accumulated other comprehensive loss	(87.8)	—	—	—	—		(87.8)
Treasury stock at cost	(1,466.5)	—	—	—	—		(1,466.5)
Total Shareholders’ Equity	2,669.7	1,890.2	(1,098.8)	—	(791.4)		2,669.7
Equity attributable to noncontrolling interest	—	—	—	—	757.9	(e)	757.9
Total Equity	2,669.7	1,890.2	(1,098.8)	—	(33.5)		3,427.6
Total Liabilities and Equity	$13,200.2	$5,596.9	$(1,098.8)	$3,250.0	$(3,644.7)		$17,303.6
_________
*    Refer to Note 5. Transaction Adjustments for details regarding the various transaction adjustments.

See the accompanying Notes to the unaudited Pro Forma Combined Financial Statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2024
(In millions, except per share data)

	GATX Historical	WF Rail Historical Adjusted (Note 2)	Finance Leases Portfolio (Note 3)	Debt Financing Adjustments (Note 4)	Transaction Accounting Adjustments (Note 5)	Notes*	Pro Forma Combined
Revenues
Lease revenue	$1,381.1	$633.8	$(93.2)	$—	$—		$1,921.7
Non-dedicated engine revenue	64.6	—	—	—	—		64.6
Other Revenue	139.8	10.6	—	—	—		150.4
Total Revenues	1,585.5	644.4	(93.2)	—	—		2,136.7
Expenses
Maintenance expense	381.6	132.1	—	—	—		513.7
Depreciation expense	402.4	214.9	—	—	1.2	(g)	618.5
Operating lease expense	33.9	10.1	—	—	—		44.0
Other operating expense	57.7	10.4	0.3	—	—		68.4
Selling, general and administrative expense	236.3	46.9	—	—	—		283.2
Total Expenses	1,111.9	414.4	0.3	—	1.2		1,527.8
Other Income (Expense)
Net gain on asset disposition	138.3	25.9	(24.8)	—	—		139.4
Interest expense, net	(341.0)	(186.7)	—	(14.2)	—		(541.9)
Other expense	(9.5)	(6.9)	—	—	—		(16.4)
Income before Income Taxes and Share of Affiliates’ Earnings	261.4	62.3	(118.3)	(14.2)	(1.2)		190.0
Income taxes	(60.0)	(4.7)	24.8	3.0	0.3	(i)	(36.6)
Share of affiliates’ earnings, net of taxes	82.8	—	—	—	—		82.8
Net Income	$284.2	$57.6	$(93.5)	$(11.2)	$(0.9)		$236.2
Net loss attributable to noncontrolling interest	—	—	—	—	(33.6)	(j)	(33.6)
Net Income attributable to GATX	$284.2	$57.6	$(93.5)	$(11.2)	$32.7		$269.8

Share Data
Basic earnings per share	$7.80					(k)	$7.40
Average number of common shares	35.8						35.8

Diluted earnings per share	$7.78					(k)	$7.39
Average number of common shares and common share equivalents	35.9						35.9
_________
*    Refer to Note 5. Transaction Adjustments for details regarding the various transaction adjustments.

See the accompanying Notes to the unaudited Pro Forma Combined Financial Statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2025
(In millions, except per share data)

	GATX Historical	WF Rail Historical Adjusted (Note 2)	Finance Leases Portfolio (Note 3)	Debt Financing Adjustments (Note 4)	Transaction Accounting Adjustments (Note 5)	Notes*	Pro Forma Combined
Revenues
Lease revenue	$728.4	$319.4	$(45.7)	$—	$—		$1,002.1
Non-dedicated engine revenue	42.0	—	—	—	—		42.0
Other Revenue	81.7	4.8	—	—	—		86.5
Total Revenues	852.1	324.2	(45.7)	—	—		1,130.6
Expenses
Maintenance expense	208.0	72.9	—	—	—		280.9
Depreciation expense	210.5	103.1	—	—	0.6	(g)	314.2
Operating lease expense	14.7	4.3	—	—	—		19.0
Other operating expense	32.5	4.9	0.1	—	—		37.5
Selling, general and administrative expense	114.8	24.5	—	—	—		139.3
Total Expenses	580.5	209.7	0.1	—	0.6		790.9
Other Income (Expense)
Net gain on asset disposition	73.9	18.6	(5.0)	—	—		87.5
Interest expense, net	(191.1)	(75.8)	—	(15.9)	—		(282.8)
Other (expense) income	(3.8)	(106.4)	—	—	104.2	(h)	(6.0)
Income before Income Taxes and Share of Affiliates’ Earnings	150.6	(49.1)	(50.8)	(15.9)	103.6		138.4
Income taxes	(37.6)	(8.9)	10.7	3.3	(21.8)	(i)	(54.3)
Share of affiliates’ earnings, net of taxes	41.1	—	—	—	—		41.1
Net Income	$154.1	$(58.0)	$(40.1)	$(12.6)	$81.8		$125.2
Net loss attributable to noncontrolling interest	—	—	—	—	(20.2)	(j)	(20.2)
Net Income attributable to GATX	$154.1	$(58.0)	$(40.1)	$(12.6)	$102.0		$145.4

Share Data
Basic earnings per share	$4.22					(k)	$3.98
Average number of common shares	35.9						35.9

Diluted earnings per share	$4.21					(k)	$3.97
Average number of common shares and common share equivalents	36.0						36.0
_________
*    Refer to Note 5. Transaction Adjustments for details regarding the various transaction adjustments.

see the accompanying Notes to the unaudited Pro Forma Combined Financial Statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Description of the Transactions and Basis of Presentation

Acquisition

On May 29, 2025, GATX Corporation, a New York corporation (“GATX” or the “Company”), entered into a definitive agreement to acquire approximately 105,000 railcars from Wells Fargo Bank, N.A. a national banking association, and its affiliates (“Wells Fargo”), for $4.4 billion through a newly formed joint venture with Brookfield Infrastructure Partners L.P. and its institutional partners (collectively, “Brookfield”). Initially, GATX’s ownership share in the joint venture (“GABX”) will be 30%, with Brookfield’s share at 70%. GATX holds annual call options to acquire up to 100% of GABX over time. A portion of the purchase price will be financed by GABX in the form of debt financing, which will be guaranteed by GATX. GATX will also directly purchase approximately 223 locomotives from Wells Fargo, and Brookfield will directly acquire Wells Fargo’s rail finance lease portfolio (such transactions collectively, the "Transaction"). GATX will serve as manager of the railcars at GABX and the finance lease portfolio owned by Brookfield.

Basis of Presentation

The accompanying unaudited pro forma condensed combined financial statements (the “pro forma financial statements”) have been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” using the assumptions set forth in the notes to the pro forma financial statements.

The pro forma financial statements have been prepared to illustrate the effect of the probable acquisition of approximately 105,000 railcars from Wells Fargo Rail by GABX, the newly formed joint venture between GATX and Brookfield, and the probable acquisition of approximately 223 locomotives from Wells Fargo Rail by GATX. The pro forma financial statements have been prepared using the acquisition method of accounting, with GABX being the accounting acquirer of the railcars, and GATX being the accounting acquirer of the locomotives. Additionally, the pro forma financial statements have been prepared with GABX consolidated in the GATX financial statements and Brookfield’s ownership reflected as noncontrolling interest in the pro forma balance sheet and statements of income, following the guidance in ASC 810, Consolidations. GABX will be consolidated by GATX, as GATX was determined to be the primary beneficiary of the entity in accordance with ASC 810, Consolidations.

The pro forma balance sheet as of June 30, 2025, combines the historical consolidated balance sheet of GATX and the historical combined balance sheet of Wells Fargo Rail, giving effect to the Transaction as if it had occurred on June 30, 2025. The pro forma statements of income for the six months ended June 30, 2025, and for the year ended December 31, 2024, combines the historical consolidated statement of income of GATX and the historical combined statement of income of Wells Fargo Rail, giving effect to the Transaction as if it had occurred on January 1, 2024.

The pro forma financial statements are presented for informational purposes only and do not necessarily indicate the financial results of the combined operations had the operations been combined at the beginning of the periods presented, nor do they necessarily indicate the results of operations in future periods or the future financial position of the combined operations.

The pro forma financial statements do not include the realization of any cost savings from operating efficiencies which might occur as a result of the Transaction and management fees to be earned by GATX.

Note 2. Presentation Adjustments

The following adjustments were made to align the financial statements presentation of Wells Fargo Rail to GATX’s presentation, based on a preliminary analysis of Wells Fargo Rail’s historical financial statements (in millions):

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

		As of June 30, 2025
GATX Presentation	WF Rail Presentation	WF Rail Historical	Reclassifications		WF Rail Historical Adjusted
Assets
Cash and Cash Equivalents	Cash and Cash Equivalents	$17.2	$—		$17.2
Restricted Cash	Restricted Cash	15.5	—		15.5
Receivables
Rent and other receivables	Accounts receivables	79.1	—		79.1
Finance leases (as lessor)	Direct finance leases	904.2	—		904.2
	Leveraged leases	199.8	—		199.8
Less: allowance for losses	Allowance for losses	(5.2)	—		(5.2)
			—		1,177.9

Operating Assets and Facilities			6,694.2	(1) (4)	6,694.2
Less: allowance for depreciation			(2,319.5)	(1) (4)	(2,319.5)
	Operating lease assets, net	4,381.5	4,374.7		4,374.7
Lease Assets (as lessee)
Right-of-use assets, net of accumulated depreciation	Operating lease right-of-use-assets, net	3.5	—		3.5

Investments in Affiliated Companies		—	—		—
Goodwill	Goodwill	—	—		—
	Current income tax receivable	51.6	(51.6)	(2)	—
	Assets held for sale	6.1	(6.1)	(3)	—
Other Assets	Other assets	2.0	6.1	(3)	8.1
Total Assets	Total assets	$5,655.3	$(58.4)		$5,596.9

Liabilities and Shareholders’ Equity
Accounts Payable and Accrued Expenses	Accounts Payable and Accrued Expenses	$36.0	$(6.6)	(2)	$29.4
	Current income tax payable	45.0	(45.0)	(2)	—
Debt
Borrowings under bank credit facilities		—	—		—
Recourse debt		—	—		—
	Debt due to Parent	2,675.5	—		2,675.5
			—		2,675.5
Lease Obligations (as lessee)
Operating leases	Operating lease liabilities	8.4	—		8.4

Deferred Income Taxes	Deferred tax liability	941.8	—		941.8
Other Liabilities	Other liabilities	65.0	(13.4)	(4)	51.6
Total Liabilities	Total liabilities	3,771.7	(65.0)		3,706.7
Shareholders’ Equity
Net parent investment	Net parent investment	1,883.6	6.6	(4)	1,890.2
Common Stock					—
Additional paid in capital					—
Retained earnings					—
Accumulated other comprehensive loss					—
Treasury stock at cost					—
Total Shareholders' Equity	Total equity	1,883.6	6.6		1,890.2
Total Liabilities and Shareholders' Equity	Total liabilities and equity	$5,655.3	$(58.4)		$5,596.9

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
_________
(1) Presentation of “Operating lease assets, net” as reported by Wells Fargo Rail under “Operating assets and facilities” and “Less: allowance for depreciation” as reported by GATX.
(2) Reclassification of “Current income tax receivable” and “Current income tax payable” as reported by Wells Fargo Rail to “Accounts payable and accrued expenses” as reported by GATX.
(3) Reclassification of “Assets held for sale” as reported by Wells Fargo Rail to “Other assets” as reported by GATX.
(4) Presentation of “Deferred Gains” as reported by Wells Fargo Rail to “Operating assets and facilities”, “Less: allowance for depreciation” and equity as reported by GATX.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

		For the Year Ended December 31, 2024
GATX Presentation	WF Rail Presentation	WF Rail Historical	Reclassifications		WF Rail Historical Adjusted
Revenues
	Finance lease revenue
	Direct finance lease revenue	$63.5	$(63.5)	(1)	$—
	Leveraged lease revenue	29.7	(29.7)	(1)	—
	Finance lease gains from sale	24.8	(24.8)	(2)	—
		118.0	(118.0)		—
	Operating lease revenue
	Operating lease revenue	540.6	(540.6)	(1)	—
	Operating lease gains on sale	30.6	(30.6)	(2)	—
	Other operating lease revenue	10.6	(10.6)	(3)	—
		581.8	(581.8)		—
Lease revenue		—	633.8	(1)	633.8
Non-dedicated engine revenue		—	—		—
Other revenue		—	10.6	(3)	10.6
Total Revenues	Total Revenues	699.8	(55.4)		644.4
Expenses	Operating Expenses
Maintenance expense	Maintenance expense	132.1	—		132.1
Depreciation expense	Depreciation expense	214.9	—		214.9
	Operating lease property tax expense	4.5	(4.5)	(5)	—
	Other operating lease expense	3.8	(3.8)	(5)	—
	Amortization of right of use assets	1.4	(1.4)	(5)	—
	Interest expense on lease liabilities	0.4	(0.4)	(5)	—
Operating lease expense		—	10.1	(5)	10.1
	Freight and storage expense	10.7	(10.7)	(4)	—
	Provision for losses	(0.3)	0.3	(4)	—
Other operating expense		—	10.4	(4)	10.4
	Asset impairment loss	29.5	(29.5)	(6)	—
	Personnel expense	30.0	(30.0)	(7)	—
Selling, general and administrative expense		—	46.9	(7)	46.9
Total Expenses	Total Operating Expenses	427.0	(12.6)		414.4
Other Income (Expense)	Other Income (Expense)
Net gain on asset dispositions		—	25.9	(2)(6)	25.9
	Internal indirect expense allocation	(16.9)	16.9	(7)	—
Interest expense, net	Interest expense, net	(186.7)	—		(186.7)
Other expense	Other expense	(6.9)	—		(6.9)
Income before Income Taxes and Share of Affiliates’ Earnings	Income before Income Taxes	62.3	—		62.3
Income taxes	Income tax expense	(4.7)	—		(4.7)
Share of affiliates’ earnings, net of taxes		—	—		—
Net Income	Net Income	$57.6	$—		$57.6

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
_________
(1) Reclassification of “Direct finance lease revenue”, “Leveraged lease revenue” and “Operating lease revenue” as reported by Wells Fargo Rail to “Lease revenue” as reported by GATX.
(2) Reclassification of “Finance lease gains from sale” and “Operating lease gain on sale” as reported by Wells Fargo Rail to “Net gain on asset dispositions” as reported by GATX.
(3) Reclassification of “Other operating lease revenue” by Wells Fargo Rail to “Other revenue” as reported by GATX.
(4) Reclassification of “Freight and storage expense” and “Provision for losses” as reported by Wells Fargo Rail to “Other operating expense” as reported by GATX.
(5) Reclassification of “Operating lease property tax expense”, “Other operating lease expense”, “Amortization of right-of-use assets” and “Interest expense on lease liabilities” as reported by Wells Fargo Rail to “Operating lease expense” as reported by GATX.
(6) Reclassification of “Asset impairment loss” as reported by Wells Fargo Rail to “Net gain on asset dispositions” as reported by GATX.
(7) Reclassification of “Personnel expense” and “Internal indirect expense allocation” as reported by Wells Fargo Rail to “Selling, general and administrative expense” as reported by GATX.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

		For the Six Months Ended June 30, 2025
GATX Presentation	WF Rail Presentation	WF Rail Historical	Reclassifications		WF Rail Historical Adjusted
Revenues	Finance lease revenue
	Direct finance lease revenue	$33.2	$(33.2)	(1)	$—
	Leveraged lease revenue	12.5	(12.5)	(1)	—
	Finance lease gains from sale	5.0	(5.0)	(2)	—
		50.7	(50.7)		—

	Operating lease revenue
	Operating lease revenue	273.7	(273.7)	(1)	—
	Operating lease gains on sale	13.8	(13.8)	(2)	—
	Other operating lease revenue	4.8	(4.8)	(3)	—
		292.3	(292.3)		—
Lease revenue		—	319.4	(1)	319.4
Non-dedicated engine revenue		—	—		—
Other revenue		—	4.8	(3)	4.8
Total Revenues	Total Revenues	343.0	(18.8)		324.2
Expenses	Operating Expenses
Maintenance expense	Maintenance expense	72.9	—		72.9
Depreciation expense	Depreciation expense	103.1	—		103.1
	Operating lease property tax expense	2.1	(2.1)	(5)	—
	Other operating lease expense	1.8	(1.8)	(5)	—
	Amortization of right of use assets	0.3	(0.3)	(5)	—
	Interest expense on lease liabilities	0.1	(0.1)	(5)	—
Operating lease expense		—	4.3	(5)	4.3
	Freight and storage expense	5.0	(5.0)	(4)	—
	Provision for losses	(0.1)	0.1	(4)	—
Other operating expense		—	4.9	(4)	4.9
	Asset impairment loss	0.2	(0.2)	(6)	—
	Personnel expense	16.2	(16.2)	(7)	—
Selling, general and administrative expense		—	24.5	(7)	24.5
Total Expenses	Total Operating Expenses	201.6	8.1		209.7
Other Income (Expense)	Other Income (Expense)
Net gain on asset dispositions		—	18.6	(2)(6)	18.6
	Internal indirect expense allocation	(8.3)	8.3	(7)	—
	Goodwill impairment loss	(104.2)	104.2	(8)	—
Interest expense, net	Interest expense, net	(75.8)	—		(75.8)
Other expense	Other expense	(2.2)	(104.2)	(8)	(106.4)
Income before Income Taxes and Share of Affiliates’ Earnings	Income before Income Taxes	(49.1)	—		(49.1)
Income taxes	Income tax expense	(8.9)	—		(8.9)
Share of affiliates’ earnings, net of taxes		—	—		—
Net Income	Net Income	$(58.0)	$—		$(58.0)

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
_________
(1) Reclassification of “Direct finance lease revenue”, “Leveraged lease revenue” and “Operating lease revenue” as reported by Wells Fargo Rail to “Lease revenue” as reported by GATX.
(2) Reclassification of “Finance lease gains from sale” and “Operating lease gain on sale” as reported by Wells Fargo Rail to “Net gain on asset dispositions” as reported by GATX.
(3) Reclassification of “Other operating lease revenue” by Wells Fargo Rail to “Other revenue” as reported by GATX.
(4) Reclassification of “Freight and storage expense” and “Provision for losses” as reported by Wells Fargo Rail to “Other operating expense” as reported by GATX.
(5) Reclassification of “Operating lease property tax expense”, “Other operating lease expense”, “Amortization of right-of-use assets” and “Interest expense on lease liabilities” as reported by Wells Fargo Rail to “Operating lease expense” as reported by GATX.
(6) Reclassification of “Asset impairment loss” as reported by Wells Fargo Rail to “Net gain on asset dispositions” as reported by GATX.
(7) Reclassification of “Personnel expense” and “Internal indirect expense allocation” as reported by Wells Fargo Rail to “Selling, general and administrative expense” as reported by GATX.
(8) Reclassification of “Goodwill impairment loss” as reported by Wells Fargo Rail to “Other expense” as reported by GATX.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 3. Finance Lease Portfolio Adjustments

The historical combined financial statements of Wells Fargo Rail, filed in Exhibits 99.1 and 99.2 on this Form 8-K, include the historical rail business of Wells Fargo, which consists of two primary portfolios: operating leases and finance leases of railcars and locomotives. Under the Transaction, GATX and Brookfield will acquire the portfolio of operating leases through their newly formed joint venture, GABX. Brookfield will separately acquire Wells Fargo Rail’s portfolio of finance leases. The historical combined financial statements of Wells Fargo Rail that serve as the basis for the pro forma financial statements includes both the portfolios of operating leases and finance leases. Accordingly, the balances and activity that can be identified as directly associated with the finance lease portfolio in the combined financial statements of Wells Fargo Rail are excluded from the pro forma financial statements.

Note 4. Debt Financing Adjustments

The Transaction is expected to be partially financed through debt financing at the GABX joint venture level. On the pro forma balance sheet, effect is given to the expected amount of debt financing of $3.3 billion to be incurred to finance the transaction, as if the transaction had occurred on June 30, 2025. On the pro forma statements of income for the six months interim period ended June 30, 2025 and for the annual period ended December 31, 2024, effect is given to the amount of interest expense that would have been incurred had the Transaction occurred on January 1, 2024, based on the expected amount of debt financing of $3.3 billion and an expected variable interest rate of 5.641% as of June 30, 2025. Total interest expense at GABX, including certain fees classified as interest expense, is estimated to be $91.7 million for the six months ended June 30, 2025 and $200.9 million for the year ended December 31, 2024. The adjustment presented in the pro forma statements of income represent the difference between interest expense on the new debt financing at GABX and historical interest expense incurred by Wells Fargo Rail on their historical debt that is not included in the Transaction. An increase or decrease in the interest rate of one-eighth of one percent would result in an impact to interest expense of $2.1 million for the six months ended June 30, 2025 and $4.1 million for the year ended December 31, 2024. Deferred financing costs will be incurred but are not considered material and as such are not presented in the pro forma financial statements.

Note 5. Transaction Adjustments

The Transaction is expected to be accounted for as an asset acquisition under ASC 805. The purchase price was estimated at $4.4 billion based on the terms under the purchase agreement, as if the Transaction had occurred on June 30, 2025.

The purchase price was estimated as follows as of June 30, 2025 (in millions):

	Railcars acquired by GABX	Locomotives acquired by GATX	Total
Operating assets	$4,339.1	$41.0	$4,380.1
Net working capital	(6.4)	0.8	(5.6)
Purchase price	4,332.7	41.8	4,374.5
Capitalized transaction costs	24.0	—	24.0
Total	$4,356.7	$41.8	$4,398.5

Transaction adjustments include the following related to the pro forma balance sheet as of June 30, 2025:

(a) Adjustment for the amount of cash to be paid by GABX for the acquisition of approximately 105,000 railcars from Wells Fargo Rail, and for the amount of cash to be paid by GATX for the acquisition of approximately 223 locomotives from Wells Fargo Rail. The amount of cash to be paid for the probable acquisitions of railcars and locomotives is based on the estimated purchase price of the Transaction as described above and the expected amount of debt to be incurred as described in Note 4. Debt Financing Adjustments. In GATX consolidation, the net change in cash presented on the pro forma balance sheet represents GATX’s cash contribution to the GABX joint venture for the acquisition of railcars, which is equal to GATX’s 30% share of the purchase price of railcars acquired by GABX, less the debt incurred for financing of the Transaction and 100% of the purchase price of locomotives acquired directly by GATX.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(b) Adjustment to reflect the amount capitalized as operating assets on the GATX pro forma balance sheet. The amount capitalized represents the purchase price of railcars and locomotives and associated transaction costs, excluding net working capital.
(c) Adjustment to eliminate historical assets and liabilities in the Wells Fargo Rail combined financial statements that are not included in the Transaction. These adjustments include cash, restricted cash, debt to parent, deferred income taxes, and certain immaterial accruals and other net working capital items.
(d) Adjustment to eliminate the historical equity of Wells Fargo Rail, and adjustment to the equity of GABX for the cash contributions of GATX and Brookfield to the joint venture, and corresponding eliminations under GATX consolidation.
(e) Adjustment to report Brookfield’s noncontrolling interest in GABX on the GATX pro forma balance sheet. Brookfield’s noncontrolling interest represents its equity in the joint venture and is equal to 70% of the purchase price of railcars acquired by GABX, as presented above, minus debt financing.
(f) Adjustment for the capitalization of transaction costs incurred and estimated to be incurred through June 30, 2025. Total transaction costs are estimated to be $24.0 million.

Transaction adjustments include the following adjustments related to the pro forma statements of income for the six months ended June 30, 2025, and for the year ended December 31, 2024:

(g) Adjustment for depreciation of estimated capitalized transaction costs of $24.0 million, assuming the Transaction has occurred on January 1, 2024.
(h) Adjustment to eliminate the goodwill impairment recorded by Wells Fargo Rail in the six months ended June 30, 2025.
(i) Adjustments to reflect the tax impact of the finance lease adjustments, debt financing adjustments and transaction adjustments to the pro forma statements of income at the statutory federal tax rate of 21%.
(j) Adjustment to report Brookfield’s noncontrolling interest in GABX on the GATX pro forma statements of income. Brookfield’s noncontrolling interest represents its 70% ownership share of GABX’s net income.
(k) The pro forma basic and diluted earnings per share calculations are based on the weighted average basic and diluted shares of GATX. The following table summarizes the computation of earnings per share presented in the pro forma statements of income (in millions, except per share amounts):

	Six Months Ended	Year Ended
	June 30, 2025	December 31, 2024
Basic earnings per share:
Net income attributable to GATX	$145.4	$269.8
Less: Net income allocated to participating securities	(2.5)	(4.7)
Net income available to GATX common shareholders	$142.9	$265.1
Weighted-average shares outstanding - basic	35.9	35.8
Basic earnings per share	$3.98	$7.40

Diluted earnings per share:
Net income attributable to GATX	$145.4	$269.8
Less: Net income allocated to participating securities	(2.5)	(4.7)
Net income available to GATX common shareholders	$142.9	$265.1
Weighted-average shares outstanding - basic	35.9	35.8
Effect of dilutive securities:
Equity compensation plans	0.1	0.1
Weighted-average shares outstanding - diluted	36.0	35.9
Diluted earnings per share	$3.97	$7.39